UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 29, 2005

 CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona	0-11353	86-0344671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1302 W. Drivers Way Tempe, Arizona 85284
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (480) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

e

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

e

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

e

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

e

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On  May 3, 2005, the registrant issued the following press release:

N E W S   R E L E A S E

For Immediate Release

        For further information contact:

David Rusch, 480.403.8322

drusch@orban.com

Circuit Research Labs, Inc. and Harman Execute Debt Restructure

Tempe, Ariz., May 3, 2005 – Circuit Research Labs, Inc. (BB: CRLI) announced today that it has formally executed its agreement with Harman International Industries, Inc. and its subsidiary Harman Pro North America, Inc. to document the agreement that was reported in its Form 8-K, filed with the Securities and Exchange Commission on October 12, 2004. The transaction restructured CRL’s short-term debt obligation to Harman of approximately $9.5 million ($8.5 million of principal plus $1.0 million of accrued interest). The restructure reduced CRL’s total debt to Harman to be just over $3.2 million and the Company reclassified the debt from a demand note status to long-term.

Charles Jayson Brentlinger, the Company’s President and Chief Executive Officer, commented “Now it’s in the history books, four very long years after the Harman loan was created in connection with our purchase of the Orban assets. This significantly cleans up our balance sheet and represents a new beginning for the Company.”

Robert McMartin, Vice President and Chief Financial Officer, continued “The restructure of this debt has removed a significant uncertainty for CRL and will allow us to focus on our core competencies and to focus on growing the Company.”

As part of the restructure of its indebtedness owed to Harman, the Company in 2004 paid Harman $1,000,000 in cash in repayment of debt as a condition for the restructure. The funds for this payment came from two sources: (i) $300,000 came from cash generated from Company operations and (ii) $700,000 came from a short term loan from a related party investor who is a family member of the Company’s President and CEO.  The loan bears interest at 11.5% per annum and requires monthly interest-only installments.  The Company is currently negotiating with the lender about the terms of repayment and the possibility of the lender converting the note into preferred or common stock of the Company.  No agreement about the terms and conditions of the payment or conversion has yet been completed.

Prior to the transaction, the interest rate on the debt owed Harman was 12.0% per annum. As part of the debt restructure, Harman waived all interest accrued after April 1, 2003 in excess of 6% per annum. On September 30, 2004, the accumulated accrued interest before the restructure was $1,012,910, of which $763,380 was waived.  The remaining $249,530 of accrued interest was added to the total outstanding principal balance of the Company’s indebtedness to Harman.  After giving effect to the $1,000,000 principal payment, the principal amount due Harman by the Company was $7,482,000 (before giving effect to the waiver of certain unpaid interest and the addition of remaining accrued interest to the loan principal balance).  Adding the remaining unpaid interest of $249,530 to principal resulted in a total unpaid principal loan balance of $7,731,530 as of September 30, 2004.

Harman subsequently agreed to exchange $2,104,000 of the debt for 2,104,000 shares of the Company’s common stock, and then sold all such shares to a nominee of Jay Brentlinger, the Company’s President and Chief Executive Officer.  The Nominee agreed to purchase all such shares for $1,000,000.  Payment was made by delivery of a promissory note due and payable on September 30, 2007.  Harman’s recourse for non-payment under the note is limited to a security interest in the shares purchased.

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Harman exchanged an additional $2,400,000 of indebtedness for additional shares of Company common stock such that Harman will own approximately 1,509,000 shares resulting in ownership of 19% of the then outstanding shares on a fully diluted basis after giving effect to the transactions described above. Should the private investor elect to convert his note into shares of the Company’s common stock, the company will issue as many additional shares as necessary to cause Harman to maintain a 19% ownership after the entire transaction is completed.

The remaining $3,227,530 of indebtedness owed to Harman by the Company after giving effect to the transactions described above is  evidenced by a new note that 1) renews and extends (but does not extinguish) the Company’s indebtedness owing to Harman and 2) reduces the interest rate to 6% per annum, with interest payable monthly in arrears.  The Company’s indebtedness to Harman shall continue to be secured by a security interest covering all of the Company’s assets.  Mandatory principal payments shall be made monthly, accruing from October 4, 2004 for five years.

Orban/CRL Systems is the world leader in the design and manufacture of transmission audio processors for broadcasting and the Internet. For more information on Orban and CRL products, contact David Rusch at telephone: +1 480 403-8300; fax: +1 480 403-8301; e-mail: drusch@orban.com. Information is also available at www.orban.com, www.orban-europe.com and www.crlsystems.com.

About Orban/CRL
Founded in 1970 by Bob Orban, the world’s foremost expert in transmission audio processing for broadcast, Orban leads the industry in the design and manufacture of audio processors for radio, television and Internet broadcasting. Recognized for its standard-setting Optimod® digital audio processors and the Audicy digital audio workstation, the Orban name has become synonymous with reliable, high performance products. Today, its versatile audio processing equipment, editing tools and codecs are the products of choice in fast-paced production environments worldwide. In 2000, Orban® was acquired by Circuit Research Labs — a manufacturer of high-quality digital and analog audio processing, transmission encoding, and noise reduction equipment. Orban/CRL Systems now accounts for the majority of the global market for radio, TV and Internet audio processing. As technology evolves, Orban/CRL continues to innovate with state-of-the-art audio processing products for DAB, DTV and streaming media.

Orban/CRL Forward-Looking Statements

This news release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s anticipation of future events is based upon assumptions regarding levels of competition, research and development results, raw material markets, the markets in which the company operates, and stability of the regulatory environment. Any of these assumptions could prove inaccurate, and therefore there can be no assurance that the forward-looking information will prove to be accurate.

Orban/Circuit Research Labs, Inc. develops, manufactures and markets electronic audio processing, transmission encoding and noise reduction equipment for the worldwide radio, television, cable, Internet and professional audio markets. The Orban division manufactures and markets audio processing equipment, primarily using digital

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technology. Orban Europe is a worldwide leader in ISO/MPEG, audio, ISDN, satellite transmission, networking, and storage. More information is available at www.orban.com, www.orban-europe.com, and www.crlsystems.com.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant.

see description in Item 1.01 above

Item 3.02 Unregistered Sales of Equity Securities.

see description in Item 1.01 above

Item 7.01 Regulation FD Disclosure

see description in Item 1.01 above

Item 9.01 Financial Statements and Exhibits

  ( c )  Exhibits

10.1

Assumption Agreement by CRL International, Inc. and Harman Pro North America, Inc. dated 4-29-05 (filed herewith)

10.2

Assumption Agreement by  Orban Europe GmbH. and Harman Pro North America, Inc. dated 4-29-05 (filed herewith)

10.3

Debt Restructuring Agreement  by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated 4-29-05 ( filed herewith)

10.4

Amended and Restated Secured Promissory Note  by  CRL Systems, Inc. and Harman Pro North America, Inc. dated 4-29-05 ( filed herewith)

10.5

Registration Rights Agreement  by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated 4-29-05 ( filed herewith)

10.6

First Amendment to Guarantee and Collateral Agreement  by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated 4-29-05 ( filed herewith)

10.7

Patent Security Agreement by CRL Systems, Inc. and Harman Pro North America, Inc. dated 4-29-05 (filed herewith)

10.8

Patent Security Agreement by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated 4-29-05 (filed herewith)

10.9

Third Amendment to Credit Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc. and Harman Pro North America, Inc. dated 4-29-05 ( filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	CIRCUIT RESEARCH LABS, INC.

	By:	/s/ Robert McMartin
Robert McMartin
Vice President and Chief Financial Officer

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